Exhibit 10.40

NATIONAL INSTITUTES OF HEALTH

FIRST AMENDMENT TO L-035-2012/0

This is the first amendment (“First Amendment”) of the agreement by and between the National Institutes of Health (“NIH”) within the Department of Health and Human Services (“HHS”), and KineMed Inc. having an effective date of January 3, 2012 and having NIH Reference Number L-035-2012/0 (“Agreement”). This First Amendment, having NIH Reference Number L-035-2012/1, is made between the NIH through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 208523804, U.S.A., and KineMed, Inc., having an office at 5980 Horton Street, Suite 470, Emeryville, CA 94608 (“Licensee”). This First Amendment includes, in addition to the amendments made below, 1) a Signature Page, 2) Attachment 1 (Royalty Payment Information), and new Appendix D (Benchmarks and Performance).

WHEREAS, Licensee has represented in the annual report received on January 23, 2013 that it cannot pay certain royalties due the NIH until third party financing is received for commercial development of a Licensed Product.

WHEREAS, Licensee has represented that it has received feedback from potential third party development partners that additional data is required for such third parties to provide financing for commercial development of a Licensed Product.

WHEREAS, Licensee has entered a Collaborative Research and Development Agreement (CRADA) with the National Heart Lung and Blood Institute (NHLBI) at the NIH on December 8, 2008, once amended on August 20, 2012 to extend to December 31, 2013.

WHEREAS, Licensee has entered a Material Transfer Agreement (MTA) on August 20, 2011 with National Center for Advancing Translational Sciences (NCATS), formerly the NIH Rapid Access to Interventional Development (RAID) program, for access to materials and services necessary to prepare Licensed Product for an Investigational New Drug (IND) filing at the Food and Drug Administration (FDA).

WHEREAS, Licensee represents that it is in good standing with NCATS and the NHLBI and that both collaborations are still ongoing.

WHEREAS, the NIH has agreed to defer certain royalties under the Agreement until the IND Filing, upon the condition that if Licensee has no interest in further commercial development of Licensed Product after completion of the IND Filing, all Regulatory Filings, Data, Manufacturing Information, Material and Supporting Material be returned to the NHLBI.

WHEREAS, the NIH agrees that if Licensee returns all Regulatory Filings, Data, Manufacturing Information, Material, and Supporting Material to the NHLBI, the NIH shall cancel the outstanding amount of the deferred royalties.

WHEREAS, Licensee agrees that if it desires to continue further commercial development after completion of the IND Filing, Licensee shall pay all of the deferred royalties due the NIH plus additional royalties as stipulated in Paragraph 9.8 of the Agreement.

WHEREAS, Licensee also agrees that it will immediately pay all of the deferred royalties due the NIH plus an additional royalty upon obtaining third party financing prior to the IND Filing date, upon termination or expiration of the CRADA, or termination of the Agreement prior to the IND Filing date.

WHEREAS, Licensee agrees to pay patent expense royalties currently due the NIH in accordance with this First Amendment and that all other provisions of the Agreement remain the same.

WHEREAS, the NIH and Licensee desire to memorialize Licensee’s direct payment of certain validation and maintenance expenses for European Application Number 05815961.7, which has carried over from the proceeding Commercial Evaluation License effective August 23, 2010 between the NIH and Licensee.

WHEREAS, the NIH and the Licensee desire that the Agreement be amended a first time as set forth below in order to provide an incentive for all parties to continue collaborating towards a value adding milestone for commercial development of a Licensed Product under the CRADA, BrDGs Grant, and Agreement and to set forth the aforementioned terms.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the NIH and the Licensee, intending to be bound, hereby mutually agree to the following:

1)	The following modifications shall be made to the Agreement:

a.	The following Paragraph 2.14 shall be added to the Agreement:

2.14	“CRADA” shall mean Cooperative Research and Development Agreement between Licensee and the National Heart Lung and Blood Institute dated December 8, 2008 (NIH Reference Number C005-2009).

b.	The following Paragraph 2.15 shall be added to the Agreement:

2.15	“BrIDGs Grant” shall mean the Material Transfer Agreement between Licensee and the National Center for Advancing Translational Sciences (NCATS) dated October 21, 2011.

c.	The following Paragraph 2.16 shall be added to the Agreement:

2.16	“Deferred Royalties” shall mean the following royalties due the NIH:

(a)	The Minimum Annual Royalty of Thirty Nine Thousand Six Hundred and Seventy One Dollars and Twenty Five Cents ($39,671.25) that was originally due the NIH on March 2, 2013;

(b)	The Third Installment of the Execution Royalty of One Hundred Thousand Dollars ($100,000) that was originally due the NIH on January 1, 2013; and

(c)	The Fourth Installment of the Execution Royalty of One Hundred Thousand Dollars ($100,000) that was originally due the NIH July 3, 2013.

d.	The following Paragraph 2.17 shall be added to the Agreement:

2.17	“Additional Royalties” shall be Thirty Five Thousand Dollars ($35,000).

e.	The following Paragraph 2.18 shall be added to the Agreement:

2.18	“IND Filing” shall mean the filing with the United States Food and Drug Administration (FDA) of an Investigational New Drug (IND) Application in a form suitable for review and processing by the FDA.

f.	The following Paragraph 2.19 shall be added to the Agreement:

2.19	“Deferred Royalty Payment Date” shall mean December 31, 2014, which is the date that Licensee agrees to complete the IND Filing as noted in Appendix D — Benchmarks and Performance.

g.	The following Paragraph 6.13 shall be added to the Agreement:

6.13	The NIH shall postpone Licensee’s obligation to pay the Deferred Royalties until the Deferred Royalty Benchmark Date, upon which Licensee shall pay the NIH all Deferred Royalties and Additional Royalties, subject to the following contingencies:

The following contingencies shall result in immediate payment of the Deferred Royalties and the Additional Royalties due the NIH:

(a)	Licensee receives financing allocated specifically for development of a Licensed Product in excess of One Million Dollars ($1,000,000) prior to the Deferred Royalty Payment Date; or

(b)	The CRADA and/or the Agreement are terminated prior to the Deferred Royalty Payment Date.

The following contingencies shall result in cancellation of the Deferred Royalties and the Additional Royalties:

(a)	Licensee submits the IND Filing;

(b)	Licensee terminates the CRADA and the Agreement; and

(c)	Licensee fulfills, to the NIH’s satisfaction, Paragraph 13.11 of the Agreement.

The following contingencies shall result in the cancellation of the Additional Royalties:

(a)	The data from the BrIDGs Grant indicates adverse toxicology or commercially difficult manufacturing issues that, within industry standards and practices, would make further development imprudent;

(b)	Licensee terminates the CRADA and the Agreement; and

(c)	Licensee fulfills, to the NIH’s satisfaction, Paragraph 13.11 of the Agreement.

h.	The following Paragraph 13.11 shall be added to the Agreement:

13.11	Upon termination of the Agreement, Licensee shall return all information and material associated with the CRADA and BrIDGS Grant to the NIH. For avoidance of doubt, without limiting the NIH’s ability to request other information and material associated with the CRADA and BrDGs Grant, Licensee shall return the following to the NIH:

(a)	Any pre-clinical and clinical data collected by Licensee;

(b)	Any regulatory filing submissions made to the Food and Drug Administration for a Licensed Product, including without limitation the IND Filing, Drug Master File, and all correspondence with the Food and Drug Administration. Licensee shall insure that the NIH has permission to access any such information at the Food and Drug Administration, including assigning such Food and Drug Administration files to the NIH or third party designated by the NIH;

(c)	All clinical material and information required to manufacture such clinical material; and

(d)	All material and information used in studies to conduct pre-clinical research to support an IND Filing.

i.	Appendix D — Benchmarks and Performance shall be deleted and replaced with the attached Appendix D — Benchmarks and Performance.

2)	Upon execution of this First Amendment, Licensee agrees to the following:

a.	Licensee shall pay the NIH the following royalties within thirty (30) days of execution of this First Amendment:

i.	Past Prosecution Royalty of Twenty Thousand Dollars ($20,000) that was originally due September 15, 2012;

ii.	Past Prosecution Royalty of Twenty Thousand Dollars ($20,000) that was originally due October 15, 2012; and

iii.	Past Prosecution Royalty of Thirty One Thousand One Hundred Sixty Three Dollars and Seven Cents ($31,163.07) that was originally due November 15, 2012.

For a total of Seventy One Thousand One Hundred and Sixty Three Dollars and Seven Cents ($71,163.07) due the NIH.

b.	Licensee shall pay the NIH the Post License Patent Prosecution royalty of Thirty Thousand and Sixty Seven Dollars and Three Cents ($30,067.03), originally due July 2, 2013, on or before December 31, 2013.

3)	“EU Validation Expenses” shall mean all reasonable and actual out-of-pocket costs for the validation and maintenance of European Patent Application Number 05815961.7 for issued patents in the following European Union member countries:

NIH Ref No.	IC	Originating EP Application No.	Country
E-114-2004/0-FR-14	NHLBI	5815961.7	FRANCE
E-114-2004/0-DE-12	NHLBI	5815961.7	GERMANY
E-114-2004/0-1T-16	NHLBI	5815961.7	ITALY
E-114-2004/0-ES-13	NHLBI	5815961.7	SPAIN
E-114-2004/0-CH-11	NHLBI	5815961.7	SWITZERLAND
E-114-2004/0-GB-15	NHLBI	5815961.7	UNITED KINGDOM

4)	“PHS Contract Law Firm” shall mean Klarquist Sparkman LLP, having an office at One World Trade Center, 121 S.W. Salmon Street, Suite 1600 Portland, Oregon 97204.

5)	Licensee hereby agrees to continue to directly pay EU Validation Expenses per the provisions of Paragraph 6 (b) of the Agreement. Licensee shall pay EU Validation Expenses directly to the PHS Contract Law firm or directly to the respective European Union Patent Office in communication with the PHS Contract Law Firm. For avoidance of doubt, PHS, and not Licensee, shall remain the client of the PHS Contract Law Firm.

6)	Within sixty (60) days of the execution of this First Amendment, the Licensee shall pay the NIH an amendment issue royalty in the sum of Ten Thousand US Dollars ($10,000), and payment options may be found in Attachment 1.

7)	In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the payment information in such Attachment 1.

8)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

9)	The terms and conditions of this First Amendment shall, at the NIH’s sole option, be considered by the NIH to be withdrawn from the Licensee’s consideration and the terms and conditions of this First Amendment, and the First Amendment itself, to be null and void, unless this First Amendment is executed by the Licensee and a fully executed original is received by the NIH within sixty (60) days from the date of the NIH’s signature found at the Signature Page.

10)	This First Amendment is effective upon the date executed by all parties.

SIGNATURES BEGIN ON NEXT PAGE

FIRST AMENDMENT TO L-035-2012/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this First Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the NIH:

/s/ Richard U. Rodriguez	9-27-13
Richard U. Rodriguez	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer

National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch, DTDT

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

/s/ Alexander Glass	9-30-13
Signature of Authorized Official	Date

Name: Alexander Glass

Title: Chief Operating Officer

I.	Official and Mailing Address for Agreement notices:

Name: Alexander Glass

Title: Chief Operating Officer

Mailing Address:

5980 Horton Street

Suite 470

Emeryville, California 94608

Email Address:

Phone:	510-655-6625

Fax:	510-655-6506

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments):

Alexander Glass
Name

Chief Operating Officer
Title

Mailing Address:

KineMed Inc.

5980 Horton St, Suite 470

Emeryville, CA 94608

Email Address:

Phone:	510-655-6525

Fax:	510-655-6506

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

ATTACHMENT 1 — ROYALTY PAYMENT OPTIONS

The OTT License Number MUST appear on payments, reports and correspondence.

Automated Clearing House (ACH) for payments through U.S. banks only

The NIH encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov. Locate the “NIH Agency Form” through the Pay.gov “Agency List”.

Electronic Funds Wire Transfers

The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE should be sent directly to the following account:

Beneficiary Account:	Federal Reserve Bank of New York or TREAS NYC
Bank:	Federal Reserve Bank of New York
ABA#	021030004
Account Number:
Bank Address:	33 Liberty Street, New York, NY 10045
Payment Details:	License Number (L-XXX-XXXX)
Name of the Licensee

Drawn on a foreign bank account should be sent directly to the following account. Payment must be sent in U.S. Dollars (USD) using the following instructions:

Beneficiary Account:	Federal Reserve Bank of New York/ITS or FRBNY/ITS
Bank:	Citibank N.A. (New York)
SWIFT Code:	CITIUS33
Account Number:
Bank Address:	388 Greenwich Street, New York, NY 10013
Payment Details (Line 70):	NIH 75080031
License Number (L-XXX-XXXX)
Name of the Licensee
Detail of Charges (line 71a):	Charge Our

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health (NIH) P.O. Box 979071

St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

Government Lockbox SL-MO-C2GL

1005 Convention Plaza

St. Louis, MO 63101

Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH)

Office of Technology Transfer

Royalties Administration Unit

6011 Executive Boulevard

Suite 325, MSC 7660

Rockville, Maryland 20852

APPENDIX D — BENCHMARKS AND PERFORMANCE

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

I.	Initiate Preclinical Development Plan for a Licensed Product within three (3) months of the effective date of this Agreement.

II.	Submit an IND Filing on or before December 31, 2014.

III.	Initiate first Phase I clinical trial or foreign equivalent for Licensed Product by Fourth Quarter 2015.

IV.	Initiate first Phase II clinical trial or foreign equivalent for Licensed Product by Fourth Quarter 2016.

V.	Initiate first Phase III clinical trial or foreign equivalent for Licensed Product by Fourth Quarter 2017.

VI.	File first U.S. New Drug Application (NDA) directed to a Licensed Product by Fourth Quarter 2019.

VII.	File first submission to a foreign regulatory authority for market approval of a Licensed Product by Fourth Quarter 2019.

VIII.	Gain first regulatory market approval from a regulatory authority for a Licensed Product by First Quarter 2021.

IX.	Complete First Commercial Sale in the United States by Fourth Quarter 2022.

X.	Complete First Commercial Sale in Australia by Fourth Quarter 2023.

XI.	Complete First Commercial Sale in Canada by Fourth Quarter 2022.

XII.	Complete First Commercial Sale in Europe by Fourth Quarter 2023.

XIII.	Complete First Commercial Sale in Japan by Fourth Quarter 2024.

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